Exhibit 10.22

FORM OF OFFER
TO DIRECTORS, OFFICERS OR SPECIFICALLY DESIGNATED PERSONS
TO SUBSCRIBE LIABILITY INSURANCE AND PROVIDE INDEMNIFICATION

WHEREAS

The public offering in the United States by Criteo SA (the "Company") of shares in the form of American Depositary Shares ("ADSs") each representing one ordinary share of the Company, the filing of forms with the Securities and Exchange Commission ("SEC") in connection with such public offering and the quotation of the ADSs on the Nasdaq Global Market ("Market") expose the directors and the officers of the Company to major and specific risks with respect to their service to the Company.

The Company, taking into account the scope of the obligations and possible personal liability of the directors and officers induced by the U.S. securities laws and the fact that they are significantly more burdensome than under French law, has resolved that the said directors and officers should not be exposed to such personal liability.

Moreover, in the United States, directors and officers are typically indemnified or insured. As a result, the Company has concluded that in the absence of such protection against risks sustained by reason of the fact that they are serving as such, individuals might not accept to serve as directors or officers of the Company or might resign from their office. The Company has also concluded that it is necessary to have such individuals serve on its board of directors and as its officers if it is to achieve its objectives in the international financial and commercial markets.

It is the Company’s intention to provide said directors and officers with indemnification against liabilities and advancement of expenses in connection with any matters that arise out of their service to the Company to the fullest extent permitted by applicable laws and regulations.

Accordingly, considering as well the fact that the quotation of the ADSs on the Market is a key factor to the future development of the Company, the Company resolved that providing insurance coverage, indemnification and advancement of expenses to said directors and officers to the fullest extent permitted by applicable laws and regulations is consistent with the Company's corporate interest.

NOW THEREFORE, THE COMPANY HEREBY IRREVOCABLY UNDERTAKES AS FOLLOWS:

1. Beneficiary

The persons, whether individuals or corporations, who may benefit from and accept the offer (the "Offer") are:

(i) a director (a "Director") of the Company, and

(ii) the Chairman of the Board, the Directeur Général, a Directeur Général Delegué as well as any executive officer, who is not a director, employed by the Company to whom the Board of Directors of the Company would elect to make the Offer (an "Officer").

A "Beneficiary”, for the purpose of the Offer, shall be a Director or an Officer having accepted and signed this Offer.

2. Undertaking to Subscribe; Insurance Policy; Indemnification

2.1. Upon acceptance and signature of this Offer by a Beneficiary, the Company shall immediately provide to the Beneficiary the benefit of one or more director and officer ("D&O") insurance policies (collectively, the "D&O Insurance Policy") subscribed with an insurance company of national or international repute (the "Insurance Company") providing D&O insurance coverage in line with standard practice for companies with a similar profile to the Beneficiary, to the fullest extent permitted by applicable laws and regulations. Any losses incurred by the Beneficiary for any damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, the "Losses") if the Beneficiary is or was or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed claim, demand, action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, whether formal or informal, or any inquiry or investigation, whether made, instituted or conducted by the Company or any other party, including without limitation any foreign, federal, state or other governmental entity by reason of (or arising in part out of) any event or occurrence related to the fact that the Beneficiary is or was a Director or Officer of the Company, or any Subsidiary of the Company (as defined below), or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Beneficiary while serving in such capacity, shall be referred hereunder, collectively, as an "Indemnifiable Claim". The Beneficiary shall be compensated for any Indemnifiable Claim by this D&O Insurance Policy or if not indemnifiable thereunder, by the Company to the fullest extent permitted by law. Also to the fullest extent permitted by applicable laws and regulations, the D&O Insurance Policy shall provide for indemnification of the Beneficiary in line with standard practice for companies with a similar profile against reasonable and necessary Expenses (as defined) as a result of the facts, acts or omission described above, in the event the Beneficiary was, is or is threatened to be made, a party or witness or participant in, by whatever means, a hearing or investigation which the Beneficiary in good faith and reasonably thinks could lead to an action or other relief, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, or other, whether formal or informal. For purposes of this Agreement, a “Subsidiary” shall mean an entity, which the Company directly or indirectly controls, 50% or more of the entity’s voting securities.

For the purpose of the Offer, a "Claim" means (1) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to foreign federal, state or other law; and (2) any inquiry or investigation, whether made, instituted or conducted by the Company or any other party, including without limitation any foreign, federal, state or other governmental entity, that Beneficiary determines might lead to the institution of any such claim, demand, action, suit or proceeding.

To the fullest extent permitted by applicable laws and regulations, the D&O Insurance Policy shall provide for indemnification of the Beneficiary in line with standard practice for companies with a similar profile against reasonable and necessary expenses (including attorneys' fees and all other costs, expenses and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, as well as any national, federal, state, local or foreign taxes imposed on the Beneficiary as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, hereinafter "Expenses") and any and all Losses in connection with an Indemnifiable Claim.

The Company shall in the first instance pay on behalf of the Beneficiary any deductible or retention amounts due under the Insurance Policy in connection with any Indemnifiable Claim or Claim for the payment of Expenses, to the fullest extent permitted by applicable laws and regulations.

2.2. As a result of the acceptance and signature of this Offer by the Beneficiary, a bilateral contract will be formed between the Company and the Beneficiary.

2.3. To the fullest extent permitted by applicable laws and regulations, the Company agrees that, so long as a Director or Officer shall continue to serve as a Director or Officer of the Company or any Subsidiary, or shall continue at the request of the Company to serve as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and thereafter so long as a Director or Officer shall be subject to any possible Indemnifiable Claim by reason of the fact that said Director or Officer was a Director or Officer of the Company or any Subsidiary or at the request of the Company to serve as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and thereafter, the Company will maintain in effect for the benefit of such Director or Officer one or more valid, binding and enforceable insurance policies with the Insurance Company providing coverage, including with respect to limits of liability thereunder, at least comparable to that provided in this Offer, and such insurance policy or policies shall be or be deemed to be the D&O Insurance Policy for all purposes of this Offer.

3. Exclusions

The Beneficiary acknowledges that any indemnification agreement by the Company is subject to French law (including Articles L. 225-251 et seq of the French commercial code) that contains material limitations on indemnification or coverage for Losses and/or Expenses and currently prevents the Company, in particular, from indemnifying the Beneficiary for Losses and Expenses incurred by a Beneficiary with respect to the following Claims:

(i) any Claim made by the Company or by a shareholder or any other person on behalf of the Company (derivative action);

(ii) any Claim relating to remuneration paid to the Beneficiary, if it shall be determined that such remuneration was not due;

(iii) any Claim for which a judgment is rendered against the Beneficiary for an accounting of profits made from the purchase or sale of, or the procurement to purchase or sell, securities of the Company pursuant to insider trading laws or regulations;

(iv) any Claim which is based on the Beneficiary's failure to act in good faith and in a manner consistent with the corporate interest of the Company (interêt social), willful or gross misconduct or on a fraud or a fraudulent misrepresentation, intentional or fraudulent (or deemed to be so) misconduct, whether the Beneficiary has acted alone or as an accomplice if it should be finally determined that the Beneficiary is guilty of such misconduct;

(v) any Claim which is based on the Beneficiary’s fault committed outside the scope of his/her duties (faute détachable); or

(vi) any Claim which is based on the Beneficiary’s criminal actions where the Beneficiary has been finally found guilty for such criminal action.

The Beneficiary further acknowledges that the D&O Insurance Policy contains or may contain similar limitations on coverage for Losses or Expenses incurred by a Beneficiary, in each case with respect to Indemnifiable Claims, and that it does not cover Claims (i) pending, if any, at the date this Offer is accepted and signed by the relevant Beneficiary, (ii) which arise from the settlement of any action or Claim without the Company's written consent or, generally, that cannot be insured under applicable laws and regulations;

provided that the terms of the D&O Insurance Policy shall determine whether insurance coverage is available to the Beneficiary in connection with any Indemnifiable Claim, and that any limitations, restrictions or exclusions contained in the Insurance Policy that are not mandated by applicable law shall not relieve the Company of its obligation to provide indemnification to the Beneficiary for Losses and Expenses in each case with respect to Indemnifiable Claims to the fullest extent permitted by applicable laws and regulations.

4. Notification and Defense of an Indemnifiable Claim

4.1. As soon as practicable after the written receipt by the Beneficiary of a Indemnifiable Claim, the Beneficiary shall notify the Company in writing thereof, which notification shall specify:

‑ the existence and the nature of the Indemnifiable Claim; and

‑ the nature and the estimate of the amount of the Losses and Expenses with respect to such Indemnifiable Claim.

Omission so to notify the Company will not relieve the Company from liability under the Offer, except if thereby the Company has been materially prejudiced.

4.2. In the event the Company shall be requested by Beneficiary to pay the Expenses or Losses of any Indemnifiable Claim, the Company, if appropriate, shall be entitled to assume the defense of such Indemnifiable Claim, or to participate to the extent permissible in such Indemnifiable Claim, with counsel reasonably acceptable to Beneficiary. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Beneficiary under this Agreement for any Expenses of counsel subsequently incurred by Beneficiary with respect to the same Indemnifiable Claim, provided that Beneficiary shall have the right to employ separate counsel in such Indemnifiable Claim at Beneficiary’s sole cost and expense. Notwithstanding the foregoing, if Beneficiary’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Beneficiary in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such Indemnifiable Claim within a reasonable time, then in any such event the fees and expenses of Beneficiary’s counsel to defend such Indemnifiable Claim shall be subject to the indemnification and advancement of Expenses provisions of this Agreement.

No settlement of any Claim shall be agreed upon and entered into without the Company's prior written consent, not to be unreasonably withheld. By default of such Company's prior written consent, the Company will be relieved from any and all liability for such settlement of a Indemnifiable Claim, if thereby the Beneficiary has been excluded from D&O Insurance Policy coverage or benefit and/or if thereby the Company has been materially prejudiced.

5. Advance on Reimbursement of Expenses

(a) To the fullest extent permitted by applicable laws and regulations and provided always that the Beneficiary has acted in good faith and within the scope of his/her duties (faute non détachable) as a Director or Officer of the Company, the Expenses reasonably incurred by the Beneficiary in defending or investigating any Indemnifiable Claim duly notified to the Company shall be paid by the Insurance Company or by default if any payment demand to the Insurance Company remains unsatisfied after 30 days, as well as if the maximum insurance coverage under such D&O Policy is exceeded, by the Company, in advance of a final determination of the matter upon the request of the Beneficiary, upon presentation of satisfactory evidence that such Expenses have been incurred and remittance to the Insurance Company or, as the case may be, the Company of Beneficiary's written commitment to repay these Expenses in the event that it is ultimately determined that the Beneficiary is not entitled to have these Expenses reimbursed;

provided that the Company shall not be liable for that portion of such Expenses actually provided to the Beneficiary under the D&O Insurance Policy (to the fullest extent permitted by applicable laws and regulations, such undertaking shall be accepted without reference to the financial ability of the Beneficiary to make repayment and any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest-free); and provided further that no indemnification shall be permitted (A) in the event that is finally determined that : (i) the Beneficiary’s conduct forming the subject matter of the Indemnifiable Claim was not consistent with the corporate interests of the Company; (ii) the Beneficiary’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct, and more generally, the Beneficiary’s conduct was outside the scope of his/her duties (faute détachable) or (B) in respect of Indemnifiable Claims initiated or brought by Beneficiary against the Company or its directors, officers, employees or other agents and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or otherwise available to Beneficiary under another agreement or applicable law.

(b) The termination of any Claim pursuant to a Indemnifiable Claim by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, absent specific findings in respect of Beneficiary in the judgement, conviction of the Beneficiary or an acknowledgment by the Beneficiary in the settlement itself, create a presumption that the Beneficiary did not act in good faith and in a manner that the Beneficiary reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(c) The Beneficiary shall cooperate with the person, persons or entity making such determination with respect to the Beneficiary’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Beneficiary and reasonably necessary to such determination.

(d) Partial Indemnification. If the Beneficiary is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Losses, in each case with respect to an Indemnifiable Claim, paid in settlement actually and reasonably incurred by or on behalf of the Beneficiary in connection with any Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Beneficiary for the portion of such Expenses or Losses, in each case with respect to an Indemnifiable Claim, to which the Beneficiary is entitled.

6. Payment by Company

To the fullest extent permitted by applicable laws and regulations and provided always that the Beneficiary has acted in good faith and within the scope of his/her duties (faute non détachable) as a Director or Officer of the Company, in the event that a Beneficiary shall not be indemnified for all the Expenses and Losses, in each case with respect to an Indemnifiable Claim, due to (a) the failure of the Company to obtain or maintain the D&O Insurance Policy in accordance with this Offer, as well as if the maximum insurance coverage shall be exceeded or (b) the failure of the D&O Insurance Policy to pay the Expenses or Losses, in each case with respect to a Indemnifiable Claim, the Company shall pay in full to the Beneficiary the amount of any such Expenses and Losses, in each case with respect to an Indemnifiable Claim, to which the Beneficiary is entitled to be reimbursed or shall pay the difference between the amount received by the Beneficiary from the Insurance Company and such amount of reimbursement of the Expenses and Losses, in each case with respect to an Indemnifiable Claim, to which it is so entitled, as the case may be.

7. Subrogation; Primacy of Indemnification

Except as provided for below, in the event of payment by the Company to Beneficiary under the Offer, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Beneficiary, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

8. Right to Payment Upon Application

Subject to the terms and conditions of Section 5 hereof, all payment under the Offer, including relating to the reimbursement of the Expenses or any advances of Expenses or payment of Losses, in each case with respect to an Indemnifiable Claim, shall be paid by the Company, or on its behalf, within 30 days after a written Claim for payment has been received by the Company. Expenses reasonably incurred by the Beneficiary in connection with successfully establishing the right to payment according to the Offer, in whole or in part, shall also be paid by the Company, to the fullest extent permitted by applicable laws and regulations.

9. Offer Not Exclusive

This Offer shall not be deemed exclusive of any other rights to which the Beneficiary may be entitled under any agreement, any vote of shareholders or disinterested directors, statute, or otherwise.

10. Notices

10.1. Any notices served pursuant to this Offer shall be sent by registered mail with return receipt requested or delivered by hand against receipt if to the Company to the registered office, if to the Beneficiary to the address indicated below at the end of this Offer.

10.2. Any change of address shall be notified by the relevant party to the other party by registered mail with return receipt requested or delivered by hand against receipt within fifteen (15) days of the actual date of change of address.

10.3. Notices shall be deemed to have been received on the date of reception of the registered letter, as evidenced by the return receipt or, as the case may be, of the letter delivered by hand, as evidenced by the receipt.

11. Amendments‑ Assignment

11.1. No alteration of, amendment to or waiver of any of the provisions of this Offer shall be binding on any of the parties unless it is written and executed by a duly authorized representative of each of the parties.

11.2. This Offer may not be assigned by any party hereto except with the prior written consent of the other party. Without limiting the generality or effect of the foregoing, the Beneficiary’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Beneficiary’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 11.2, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

12. Successors

The legal representatives of the parties or their successors shall be bound by and may rely on all the terms of the Offer. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Beneficiary and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Company" for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company. This Agreement shall inure to the benefit of and be enforceable by the Beneficiary’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

13. Miscellaneous Provisions

13.1. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that the Beneficiary shall have ceased to serve as a Director or Officer of the Company or a Subsidiary or, at the request of the Company, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or (b) the final termination of all Claims pending on the date set forth in clause (a) in respect of which the Beneficiary is granted rights of indemnification or advancement of Expenses hereunder and of any Claim commenced by the Beneficiary pursuant to Section 8 of this Agreement relating thereto.

13.2. The parties agree that the provisions contained in the preamble and Exhibit hereto form an integral part of the Offer.

13.3. Should any of the provisions of this Offer be held null and void or unenforceable for any reason whatsoever, the parties undertake to use their best efforts to remedy the causes of such nullity, so that, except where such is impossible, the Offer shall remain in force without any discontinuity.

13.4. The parties agree to provide any information as well as to execute and to deliver all documents reasonably required for the performance of this Offer.

13.5. The Offer replaces and supersedes any and all agreements previously entered into between the Company and the Beneficiary with respect to the subject matter hereof. As a consequence, the Beneficiary hereby irrevocably waives any and all rights which it may have under any and all such previous agreements.

14. Applicable Law

This Offer shall be governed as to its validity, construction and performance in accordance with the laws of the Republic of France.

15. Disputes

Any dispute arising from the Offer or which are a result or a consequence thereof shall be made subject to the jurisdiction of the Tribunal de Commerce de Paris.

Executed in
On
In two (2) original copies

______________
By
CEO (Directeur Général)

Accepted by
Residing at
On

being a Director or an Officer of the Company, as these terms are defined in the Offer who hereby declares that he or she:

‑ has a good and fair knowledge of the terms, conditions and exclusions of the Offer;

- is fully aware that applicable French laws and regulations limit a company’s ability to indemnify its directors against liability;

- is fully aware that U.S. securities laws may also limit a company’s ability to indemnify in respect of liabilities arising under U.S. securities laws; and

‑ formally and irrevocably accepts the Offer, as it stands.

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